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                                                                    EXHIBIT 10.2


                                CLOSING AGREEMENT

         This Closing Agreement (this "Agreement") among Schlumberger Limited, a Netherlands Antilles corporation ("Schlumberger"), Schlumberger Oilfield Holdings Limited, an International Business Company of the British Virgin Islands wholly owned by Schlumberger ("SOHL"), Schlumberger Plc, a United Kingdom limited liability company wholly owned by Schlumberger ("SPLC"), Schlumberger B.V., a Netherlands limited liability company wholly owned by Schlumberger ("SLBV"), Schlumberger Technology Corporation, a Texas corporation wholly owned by Schlumberger ("STC"), and Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), is made as of November 30, 2000.

         WHEREAS, Schlumberger, SOHL, SPLC, SLBV, STC and Baker Hughes are parties to that certain Master Formation Agreement dated as of September 6, 2000 (the "Master Formation Agreement"; capitalized terms this Agreement uses, but does not define, have the respective meanings the Master Formation Agreement specifies); and

         WHEREAS, the parties hereto desire to amend the Master Formation Agreement in certain respects pursuant to Section 10.3 thereof;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendments to the Master Formation Agreement. The parties hereto agree that, in accordance with Section 10.3 of the Master Formation Agreement, the Master Formation Agreement shall be amended as follows:

         (a) A new definition of "Closing Agreement" shall be added to Section
1.1 of the Master Formation Agreement as follows:

                  ""CLOSING AGREEMENT" means the Closing Agreement dated as of the Closing Date executed by the parties hereto."

         (b) A new definition of "Nominee Agreement" shall be added to Section
1.1 of the Master Formation Agreement as follows:

                  ""NOMINEE AGREEMENT" means the Nominee Agreement dated as of the Closing Date executed by Baker Hughes, BVI Venture Entity and Dutch Venture Entity."

         (c) A new definition of "Personnel Leasing Agreement" shall be added to
Section 1.1 of the Master Formation Agreement as follows:

                  ""PERSONNEL LEASING AGREEMENT" means the Personnel Leasing Agreement dated as of the Closing Date executed by GECO Resources, Inc. and GECO Holdings L.L.C."


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         (d) A new definition of "Secondment Agreements" shall be added to
Section 1.1 of the Master Formation Agreement as follows:

                  ""SECONDMENT AGREEMENTS" means the following Secondment Agreements dated as of the Closing Date:

                  (i) the US Secondment Agreement between STC and US EmployCo;

                  (ii) the US Secondment Agreement between Baker Hughes and US EmployCo;

                  (iii) the Canada Secondment Agreement between Schlumberger Canada Limited and Western GECO Canada Limited; and

                  (iv) the Canada Secondment Agreement between Baker Hughes Canada Company and Western GECO Canada Limited."

         (e) The definition of Top-Up Amount in Section 1.1 of the Master Formation Agreement shall be amended in its entirety as follows:

                  ""TOP-UP AMOUNT" has the meaning given such term in Section 2.2(b)."

         (f) The definition of "Transaction Documents" in Section 1.1 of the Master Formation Agreement is hereby amended in its entirety as follows:

                  ""TRANSACTION DOCUMENTS" means this Agreement, the Transfer Documents, the Charter Documents for the Venture Entities, the Shareholders' Agreement, the Sublease, the Shared Services Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Secondment Agreements, the Personnel Leasing Agreement, the Closing Agreement and the Nominee Agreement."

         (g) The definition of "Venture" in Section 1.1 of the Master Formation Agreement is hereby amended in its entirety as follows:

                  ""VENTURE" means the overall business relationship constituting a venture contemplated by this Agreement and includes all of the Venture Entities; provided, however, for purposes of Article 11 of this Agreement, the term "Venture" shall specifically exclude US EmployCo."

         (h) Subpart (i) of Section 2.1(b) of the Master Formation Agreement shall be amended in its entirety as follows:

                  "At or prior to the Closing, Baker Hughes or an Affiliate of Baker Hughes shall contribute to the Dutch Venture Entity in exchange for shares of the Dutch Venture Entity all the shares of Western Geo Canada Ltd, such shares having a fair market value of US $8,000,000, and Schlumberger or an Affiliate of Schlumberger shall contribute to the Dutch Venture Entity in exchange for shares


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         of the Dutch Venture Entity a portion of the net assets of SLBV and its
         Affiliates that are primarily related to the Seismic Business in the Dutch Countries, such portion of the net assets of SLBV and its Affiliates having a fair market value sufficient to give Schlumberger or an Affiliate of Schlumberger a 70% interest in the Dutch Venture Entity.

         (i) Section 2.2 of the Master Formation Agreement shall be amended to read in its entirety as follows:

         2.2 Purchases by SLBV and SOHL.

         "(a) The parties have arranged for a third-party valuation of the Schlumberger Transferred Assets and the Baker Hughes Transferred Assets by PricewaterhouseCoopers LLP. The parties shall cooperate to complete such valuation on or before December 31, 2000. To the extent that the valuation materially differs from the amounts paid at Closing pursuant to Sections 2.1(a)(iii), 2.1(b)(iv), and 2.1(c)(iii), the parties shall appropriately adjust the allocation of the amounts paid pursuant to those sections; provided, that the allocation of the agreed Percentage Interests in each Venture Entity is not affected, and Baker Hughes is not adversely impacted by the adjusted allocation. Schlumberger agrees that the valuation shall not affect the aggregate purchase price paid for the Baker Hughes Transferred Assets under this Section 2.2.

         (b) The parties agree that the aggregate cash purchase price to be paid for a portion of the Baker Hughes equity ownership interest in US Venture Entity pursuant to Section 2.1(a) and for the Baker Hughes Transferred Assets transferred pursuant to Section 2.1(b)(iv) and Section 2.1(c)(iii) shall not exceed US$493.36 million. The parties further agree that the price to be paid for the Baker Hughes Transferred Assets transferred pursuant to Section 2.1(b)(iv) and Section 2.1(c)(iii), collectively, shall be in an amount equal to US$493.36 million less (i) the amount of cash paid for a portion of the Baker Hughes equity ownership interest in US Venture Entity pursuant to Section 2.1(a) and (ii) to the extent such a payment for assets would result in an adverse financial impact on Schlumberger or its Affiliates, an amount not to exceed US$20 million (the "TOP-UP AMOUNT"). The Top-Up Amount shall be paid to Baker Hughes or its Affiliates by SOHL or SLBV or their respective Affiliates, as appropriate, in cash.

         (c) The parties agree that the purchase of assets and contribution of those assets to each of the Venture Entities hereunder shall be allocated among the Venture Entities in a manner to achieve a 70%/30% split of the net assets transferred by Schlumberger Transferring Entities and Baker Hughes Transferring Entities, respectively, to each Venture Entity."

         (j) Section 3.4 of the Master Formation Agreement shall be amended in its entirety as follows:

                  "Upon the Closing, Schlumberger and Baker Hughes shall cause their respective subsidiaries listed on Exhibit 2.6 to contribute to the applicable Venture Entity an amount of cash (or, in the case of Baker Hughes, accounts


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         receivable as described in Section 3.3) as working capital, which amount shall be agreed upon between the parties at least 30 days prior to the Closing; provided, however, that Baker Hughes and its Affiliates collectively shall not be required to contribute more than an aggregate total of US $8,360,000 and Schlumberger and its Affiliates collectively shall not be required to contribute more than an aggregate total of US $35,000,000. The parties agree that the contributions of working capital under this Section 3.4 shall not effect the 70%/30% ownership split of the Venture Entities.

         (k) Section 3.10(a) of the Master Formation Agreement shall be amended by deleting "US$500" in the last sentence thereof and replacing it with "US$493.36."

         (l) Subpart (v) of Section 8.1(a) of the Master Formation Agreement shall be amended in its entirety as follows:

                  "(v) any payments required in connection with the post-Closing termination following a formal decision of the Venture to so terminate of any agency Contract specifically listed in Schedule A to the Closing Agreement or otherwise primarily related to the Schlumberger Seismic Business or the Baker Hughes Seismic Business and in each case provided that such Contract is for valid services and duly documented"

         (m) The current subparts (v) and (vi) of Section 8.2(a) of the Master Formation Agreement shall be redesignated as subparts (vi) and (vii).

         (n) A new subpart (v) shall be added to Section 8.2(a) of the Master Formation Agreement as follows:

                  "(v) any Claims against, or Loss of, a Venture Entity, US EmployCo or their respective Affiliates arising out of or relating to any activity outside the Baker Hughes Seismic Business prior to Closing;"

         (o) The current subparts (v) and (vi) of Section 8.3(a) of the Master Formation Agreement shall be redesignated as subparts (vi) and (vii).

         (p) A new subpart (v) shall be added to Section 8.3(a) of the Master Formation Agreement as follows:

                  "(v) any Claims against, or Loss of, a Venture Entity, US EmployCo or their respective Affiliates arising out of or relating to any activity outside the Schlumberger Seismic Business prior to Closing;"

         (q) The last sentence of Section 12.9 of the Master Formation Agreement is hereby amended in its entirety as follows:

                  "If there is any conflict between this Agreement and any other Transaction Document, the provisions of this Agreement shall govern; provided, that if there is any conflict between this Agreement and the Closing Agreement or the


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         Nominee Agreement, the provisions of the Closing Agreement or the
         Nominee Agreement, as applicable, shall govern."

         (r) Section 6.10 of the Master Formation Agreement is hereby deleted.

         2. Technical Liaisons. Pursuant to Section 7.19 of the Master Formation Agreement, the parties hereby agree as follows:

         (a) Schlumberger hereby appoints Philippe Lacour-Gayet and Dominic Pajot to serve as Technical Liaisons to the Venture Entities.

         (b) Baker Hughes hereby appoints Mike Norris and James Jackson to serve as Technical Liaisons to the Venture Entities.

         3. Shareholder Representatives Committee. Pursuant to Section 7.21 of the Master Formation Agreement, the parties hereby agree as follows:

         (a) Schlumberger hereby appoints Andrew Gould and Simon Ayat to serve as representatives on the Shareholders Representative Committee created by the Shareholders' Agreement.

         (b) Baker Hughes hereby appoints Andrew J. Szescila and G. Steve Finley to serve as representatives on the Shareholders Representative Committee created by the Shareholders' Agreement.

         4. Temporary Import Status. Baker Hughes, on the one hand, and Schlumberger, SPLC, SLBV, STC and SOHL, jointly and severally, on the other hand, each agree to indemnify, defend and hold harmless the appropriate Venture Entities or their respective appropriate subsidiaries from and against and in respect of any Claim or Loss arising out of:

                  (a) fines, penalties or related costs or expenses levied against or incurred by the Venture Entity or appropriate subsidiary thereof upon the transfer of Transferred Assets in any way relating to the temporary importation status of the Transferred Assets; and

                  (b) customs duties, import or export duties, taxes or related costs or expenses (whether deferred or not) levied against or incurred by the Venture Entity or appropriate subsidiary thereof upon the export from the country where the Transferred Assets were located on the Closing Date of temporarily imported Transferred Assets located in that country that are not Marine Assets (defined below).

The foregoing indemnity obligation in this Section 4 shall not apply to:

                  (x) the costs and expenses of mobilizing or demobilizing the Transferred Assets, including (without limitation) costs and expenses of shipping, storing, crating or transporting the Transferred Assets for export, which costs and


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         expenses shall be borne by the appropriate Venture Entity or subsidiary thereof; and

                  (y) customs duties, import or export duties, taxes or related costs or expenses levied against or incurred by the Venture Entity or appropriate subsidiary thereof upon the nationalization of temporarily imported Transferred Assets.

         The Venture Entities agree to, and agree to cause their respective subsidiaries to, use their commercially reasonable efforts to cooperate with Baker Hughes, Schlumberger, SPLC, SLBV, STC, SOHL and their respective Affiliates to minimize any customs duties, import or export duties, taxes, fines, penalties or related costs or expenses that are the subject of the indemnity given in this Section 4. For the purposes of this Section 4, "Marine Assets" means vessels, barges, boats and other watercraft, and, in each case, any equipment, consumables, ships stores or other related assets that are maintained or stored on the watercraft or on land. Baker Hughes' indemnity obligations pursuant to this Section 4 shall be limited to $3 million with respect to Transferred Assets in Syria, $7 million with respect to Transferred Assets in Egypt, and $450,000 with respect to Transferred Assets in Trinidad.

         5. Non-Transferred Assets. The parties agree that the following real property shall be deemed to be Non-Transferred Assets:

         (a) Schlumberger facilities in Orpington, UK and Calgary, Canada;

         (b) Baker Hughes facilities in Littleton, US and Croydon, UK;

         (c) Interest of Western Atlas International, Inc. in Eastern
Geophysical;

         (d) Lease at Plots 468, 1, 2, 11, 12 Trans Amad; Industria Layout, Port Harcourt Nigeria; and

         (e) Lease at 17 Mekunwen, Flat 2, Ikoy; Nigeria.

         6. Designated Payees. Pursuant to the provisions of Section 3.10 to the Master Formation Agreement, Schlumberger hereby designates Schlumberger Technology Corporation (U.S.) and Schlumberger Oilfield Holdings Limited (non-U.S.) and Baker Hughes hereby designates Baker Hughes Incorporated (U.S.) and Baker Hughes GmbH (non-U.S.), in each case, to receive as nominee, to the extent practicable, all payments due to Schlumberger and Baker Hughes, as applicable under Section 3.10.

         7. Venture Entity Directors. As required by the Shareholders' Agreement, Schlumberger and its affiliates may appoint two members of the board of directors or other governing board of each Venture Entity and US EmployCo and Baker Hughes and its affiliates may appoint one member to such governing board. The parties hereby agree that the following individuals will be appointed as the initial members of those boards:


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                  US Venture Entity
                      Daniel Churay
                      David Meeh
                      Duncan Riley

                  Dutch Venture Entity
                      Gavin Sinclair
                      Dirk Van Hilten
                      Bram Verburg

                  BVI Venture Entity
                      Gavin Sinclair
                      Peter Wilkinson
                      Michael McGuinty

                  UK Venture Entity
                      Gavin Sinclair
                      Michael Golding
                      Julian Ceha

                  US EmployCo
                      Daniel Churay
                      David Meeh
                      Duncan Riley

         8. Nominee Agreement. The parties hereto agree that the Nominee Agreement supplements and amends Section 7.20 of the Master Formation Agreement with respect to the Assets (as defined in the Nominee Agreement) in all respects. The parties hereto agree to cause the Dutch Venture Entity and the BVI Venture Entity to fulfill their obligations under the Nominee Agreement. If required by Section 7.20(a)(iv) of the Master Formation Agreement, an entity designated by Schlumberger (other than the Venture Entities or any of their respective subsidiaries) shall pay to Baker Hughes' designee an amount equal to the withholding taxes actually incurred by Baker Hughes or its appropriate Affiliate in transferring any amount from the Nominee to Baker Hughes' designee pursuant to Section 3(b)(ii) of the Nominee Agreement.

         9. Amendments to Delft Charter Documents. The parties hereto agree to cause certain mutually agreeable amendments to the articles of association of the Dutch Venture Entity to be effected as soon as practicable after the Closing to conform the articles of association to the terms provided in the Master Formation Agreement and the Shareholders' Agreement to the extent allowed by applicable law.

         10. Venture Entity Charter Restrictions. To the extent the charter documents of the Venture Entities contain restrictions on transfer in addition to or in contravention of those provided in Article 11 of the Master Formation Agreement, the parties agree to use good faith efforts to implement to the greatest extent possible, any proposed transfer in accordance with the provisions of Article 11.


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         11. Waiver of Late Deliveries.

         The parties hereby waive any late delivery of any documents that were to be delivered under the Master Formation Agreement prior to the Closing.

         12. Waiver of Conditions.

         The parties hereby agree that all conditions to the Closing are hereby deemed satisfied or waived.

         13. Exhibits Deemed in Substantially the Same Form. Each of the following documents executed as of the Closing Date, which were attached as exhibits to the Master Formation Agreement, is deemed to be in substantially the same form as was attached as an exhibit to the Master Formation Agreement and any changes to any such documents as executed are hereby deemed agreed to and approved by each of the parties hereto.

         (a) Shareholders Agreement;

         (b) Sublease;

         (c) Venture Entity and US EmployCo supplements;

         (d) Shared Services Agreement;

         (e) Transition Services Agreement; and

         (f) limited liability company agreement of US Venture Entity.

         14. Baker Hughes Transferred IP. Notwithstanding the provisions of
Section 9.2 of the Master Formation Agreement, the Baker Hughes Transferred IP shall be transferred to the Venture as follows:

         (a) All Baker Hughes Transferred IP and Schlumberger Transferred IP primarily related to the Seismic Business in the U.S. will be transferred to the US Venture Entity;

         (b) All Baker Hughes Transferred IP and Schlumberger Transferred IP primarily related to the Seismic Business in Canada will be transferred to Western GECO Canada, a subsidiary of the Dutch Venture Entity; and

         (c) All Baker Hughes Transferred IP and Schlumberger Transferred IP primarily related to the Seismic Business anywhere other than the U.S. and Canada will be transferred to the BVI Venture Entity.

         15. Ownership of Venture Entities. The parties agree that as of immediately after the Closing, the ownership of Venture Entities and US EmployCo is as follows:

                  US EmployCo:

                      70% - STC
                      30% - Western Atlas International, Inc.


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                  US Venture Entity:

                      70% - STC
                      30% - Western Atlas International, Inc.

                  UK Venture Entity:

                      70% - SPLC
                      30% - Baker Hughes (UK) Limited

                  Dutch Venture Entity:

                      70% - SLBV
                      30% - Baker Hughes International Branches Incorporated

                  BVI Venture Entity:

                      70% - SOHL
                      30% - Western Sea Holdings Limited

The parties agree to cause the Venture Entities and US EmployCo to amend their charter documents as necessary to reflect this ownership and to provide to each owner of these entities evidence of that ownership as soon as practicable after Closing.

         16. UK Tax Loss Sharing Agreement. The parties agree to, or to cause their respective affiliates to, negotiate in good faith and execute a mutually agreeable UK Tax Loss Sharing Agreement within 21 days after Closing.

         17. Syrian Assets. The parties agree that, if, as of the time of the Second Closing, Baker Hughes is unable to cause the assets located in Syria, that would otherwise be Baker Hughes Transferred Assets, to be transferred to a Venture Entity, these assets shall be treated as Non-Transferred Assets for the purposes of the calculations made as of the Second Closing. If, however, Baker Hughes transfers, or causes an Affiliate to transfer, those assets to a Venture Entity thereafter, that Venture Entity shall pay, or cause an Affiliate to pay, to the transferring entity, an amount equal to the net book value of those assets.

         18. Effect of Amendments. Other than as amended herein, the Master Formation Agreement shall continue in full force and effect. Pursuant to Section
12.9 of the Master Formation Agreement, this Agreement forms a part of, and shall be construed in conjunction with, the Master Formation Agreement.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws thereof.


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         20. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.




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         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on its behalf as of the date first set forth above.

                                     SCHLUMBERGER LIMITED



                                     By: /s/ Robert Villard
                                         -----------------------
                                         Robert Villard
                                         Attorney-in-Fact



                                     SCHLUMBERGER OILFIELD
                                       HOLDINGS LIMITED


                                     By: /s/ Robert Villard
                                         -----------------------
                                         Robert Villard
                                         Attorney-in-Fact



                                     SCHLUMBERGER PLC


                                     By: /s/ Robert Villard
                                         -----------------------
                                         Robert Villard
                                         Attorney-in-Fact



                                     SCHLUMBERGER B.V.


                                     By: /s/ A. R. Verburg
                                         -----------------------
                                         A. R. Verburg
                                         Director



                                     SCHLUMBERGER TECHNOLOGY
                                       CORPORATION


                                     By: /s/ John Yearwood
                                         -----------------------
                                         John Yearwood
                                         Attorney-in-Fact

                                     BAKER HUGHES INCORPORATED



                                     By: /s/ John H. Lohman, Jr.
                                         -----------------------
                                         John H. Lohman, Jr.
                                         Vice President